Exhibit 99.1

Contacts:	For news media, George Lewis, 610-774-4687 For financial analysts, Andy Ludwig, 610-774-3389

Talen Energy Debuts as One of the Largest Independent Power Producers in U.S.

•	Experienced leadership team is focused on operational and cost efficiency and strategic growth, the combination of which will drive future cash flow

•	Company’s generation fleet is located mainly in PJM and ERCOT: two of the largest, most attractive competitive power markets

•	‘Regular way’ trading on NYSE under stock symbol TLN will begin June 2

ALLENTOWN, Pa., June 1, 2015 – Talen Energy Corporation (NYSE: TLN) was established today, as one of the largest independent power producers in the United States with a diverse portfolio of generating assets located primarily in the country’s two largest competitive electricity markets.

Talen Energy was formed when the competitive power generation business of PPL Corporation (NYSE: PPL) was spun off and immediately combined with the competitive generation business owned by private equity firm Riverstone Holdings, LLC. Upon completion of these transactions, PPL shareholders owned 65 percent of Talen Energy’s common stock; affiliates of Riverstone owned 35 percent.

Paul A. Farr, President and Chief Executive Officer, leads an experienced Talen Energy management team that has decades of experience in power generation, commercial operations and corporate strategy.

“The combination with Riverstone was the first step in Talen Energy’s growth plans,” Farr said.

“Talen Energy, a pure-play competitive energy company, will focus on extracting value from our existing portfolio of generating assets, and identifying quality assets in attractive markets that are accretive to cash flow. Our balance sheet and expected asset sale proceeds will enable meaningful execution of our growth plans,” he said.

“We have a strong team with the knowledge and experience to generate power safely and reliably, and to create a legacy under the Talen Energy name that benefits our shareholders, employees, and customers,” he said.

At closing, Talen Energy owns about 15,000 megawatts of generating capacity, primarily located in two of the largest, most transparent and most liquid competitive power markets in the United States: PJM (Mid-Atlantic) and ERCOT (Texas). Talen Energy has agreed to divest approximately 1,300 megawatts of generating assets in a specific region of PJM under a Federal Energy Regulatory Commission order.

With carbon-free nuclear power, clean and flexibly dispatched natural gas generation, and efficient coal-fired generation, Talen Energy already has the scale and asset diversity to be one of the leading companies in the competitive energy and power generation sector.

On a pro-forma basis, the assets comprising Talen Energy generated annual revenue of $4.3 billion in 2014.

The generation mix is about 43 percent natural gas or oil, 40 percent coal, 15 percent nuclear and 2 percent hydro.

Experienced Leadership Team

Members of the leadership team average nearly 30 years of experience in energy and power generation. Farr previously served as President of PPL Energy Supply, Executive Vice President and Chief Financial Officer of PPL Corporation, Senior Vice President-Financial and Controller of PPL Corporation, and Chief Operating Officer of PPL Global.

Jeremy R. McGuire, Senior Vice President and Chief Financial Officer, has 20 years of financing and strategic advisory experience. He led the Strategic Planning function at PPL Corporation for the past seven years. Before joining PPL in 2008, he was an investment banker at Lehman Brothers, where he worked with regulated utilities, independent power producers and private equity clients.

Farr and McGuire were instrumental in the acquisition and financing of $14 billion in utility businesses that transformed PPL and provided it a more stable platform for growth, as well as divestitures of non-core PPL assets totaling about $1.4 billion.

Clarence J. Hopf Jr., Senior Vice President and Chief Commercial Officer, has more than 30 years of experience in power generation and energy marketing. Timothy S. Rausch, Senior Vice President and Chief Nuclear Officer, has 25 years of experience in virtually all disciplines of the nuclear power industry.

Talen Energy Operations

Talen Energy’s generating plants will continue to be operated and maintained by the experienced professionals who operated and maintained them safely and efficiently under PPL and Riverstone.

Talen Energy also will continue the wholesale and retail energy sales businesses of PPL EnergyPlus, LLC. Current customers of PPL EnergyPlus will see no changes in service, prices or contracts. PPL EnergyPlus will be called Talen Energy Marketing as of June 2 and will operate under the Talen Energy brand.

Stock Symbol and Logo

Talen Energy will begin regular-way trading June 2 on the New York Stock Exchange under the symbol TLN. Farr and other members of Talen Energy leadership will ring the Exchange’s opening bell at 9:30 a.m.

The new company also unveiled its logo, designed to portray the movement and feel of energy through its typeface and green and yellow color scheme. The logo is available at www.talenenergy.com.

Investment Community Conference Call

As announced on May 26, Talen Energy management will host a conference call and webcast with the financial community on June 1 at 5 p.m. During the call, members of the executive team will discuss the new company’s business outlook and provide guidance on earnings and cash flow.

The call will be available by dialing 1-888-317-6003, or online, in audio format, with slides of the presentation at www.talenenergy.com. The entry number for those calling into the meeting is 0113293. After the meeting, the webcast will be available for replay on the Talen Energy website. International participants should call 1-412-317-6061.

About Talen Energy

Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of Talen Energy Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits and approvals; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to Talen Energy Corporation and its subsidiaries; the outcome of litigation against Talen Energy Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of Talen Energy Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where Talen Energy Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of Talen Energy Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy Corporation’s Registration Statement on Form S-1 and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit our media website, www.talenenergy.com, for additional news and information about Talen Energy.

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